FOR IMMEDIATE RELEASE                            CONTACT:  Glenn Bozarth
April 20, 1994                                             Mattel, Inc.
                                                           (310) 524-3521


               MATTEL FIRST QUARTER INCOME UP 30 PERCENT
               -----------------------------------------


LOS ANGELES, April 20 -- Mattel, Inc. today reported record first quarter net income of $24.1 million or $.13 per share, up 30 percent from consolidated Mattel and Fisher-Price earnings of $18.5 million or $.10 per share for the 1993 quarter before accounting changes.

     Net sales for the quarter were a record $487 million, up 2 percent from $477 million in 1993.  First quarter toy sales increased 4 percent,

before the negative impact of foreign exchange translation.

     "These sales and earnings results are in line with our expectations and consistent with our long-term objective of delivering excellent profitable growth," John W. Amerman, Mattel's chairman and chief executive officer, said.  "The ability to continue to report record results further demonstrates Mattel's sustainable competitive advantages of core consumer product franchises; an unsurpassed international marketing network; and

manufacturing efficiencies resulting from producing the majority of our products in our own facilities.





                             -more-
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     "Our first quarter performance, coupled with the rapid integration of Fisher-Price and the expected contribution from the Kransco acquisition,

puts us solidly on track to achieve or exceed our 1994 volume and income objectives," Amerman said.

     Mattel, Inc. is a worldwide leader in the design, manufacture and marketing of children's toys.  Fisher-Price, a leader in infant and preschool toys, became part of Mattel through a merger completed in

November, 1993.  In addition, Mattel expects to complete its acquisition of Kransco by May 31, 1994.  Kransco's principal product lines include

Power Wheels battery-operated, ride-on vehicles; Hula Hoop and Frisbee products marketed under the Wham-O trademark; and Morey Boogie boards and other water sport toys.

     With headquarters in El Segundo, California, Mattel has offices and facilities in 34 foreign countries and sells its products in more than

140 nations throughout the world.



                           - # # # -

                        MATTEL, INC. AND SUBSIDIARIES
                     CONSOLIDATED RESULTS OF OPERATIONS

                                                           FOR THE
                                                      THREE MONTHS ENDED
                                                  -------------------------
                                                   March 31,      March 31,
(In thousands, except per share amounts)             1994         1993 (a)
- ----------------------------------------          ----------     ----------
Net sales                                         $  487,271     $  477,184
  Cost of sales                                      249,167        250,481
                                                  ----------     ----------
Gross profit                                         238,104        226,703

  Advertising and promotion expenses                  71,630         68,489
  Other selling and administrative expenses          116,797        117,430
  Other expense, net                                   3,285            560
                                                  ----------     ----------
Operating Profit                                      46,392         40,224
  Interest expense                                     8,123         13,209
                                                  ----------     ----------
Income Before Income Taxes                            38,269         27,015
  Provision for income taxes                          14,200          8,535
                                                  ----------     ----------
Income Before Cumulative Effect of Changes
  in Accounting Principles                            24,069         18,480
  Cumulative effect of changes in accounting
    principles (b)                                         -         (4,022)
                                                  ----------     ----------
Net Income                                        $   24,069     $   14,458
                                                  ==========     ==========

Income Per Share (c)
  Income before cumulative effect of changes
    in accounting principles                      $     0.13     $     0.10
  Cumulative effect of changes in accounting
    principles                                             -          (0.02)
                                                  ----------     ----------
   Net Income Per Share                           $     0.13     $     0.08
                                                  ==========     ==========

Average Number of Common and Common
  Equivalent Shares Outstanding                      175,037        170,178
                                                  ==========     ==========


                                 MATTEL, INC. AND SUBSIDIARIES
                             CONDENSED CONSOLIDATED BALANCE SHEETS


                                                   March 31,       March 31,      Dec. 31,
(In thousands)                                       1994          1993 (a)       1993 (a)
- --------------                                    -----------    -----------    -----------
ASSETS
  Cash, cash equivalents and marketable
    securities                                    $   201,993    $   163,091    $   523,581
  Accounts receivable, net                            607,448        586,477        580,313
  Inventories                                         244,864        262,562        219,993
  Prepaid expenses                                    145,223        136,911        146,863
                                                  -----------    -----------    -----------
    Total current assets                            1,199,528      1,149,041      1,470,750

  Property, plant and equipment, net                  333,585        324,677        326,877
  Other assets                                        198,181        199,831        202,450
                                                  -----------    -----------    -----------
    Total Assets                                  $ 1,731,294    $ 1,673,549    $ 2,000,077
                                                  ===========    ===========    ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
  Notes payable to banks                          $         -    $    72,426    $         -
  Current portion of long-term liabilities              4,041          8,897        104,862
  Accounts payable and accrued liabilities            386,702        368,898        573,224
  Income taxes payable                                 93,158         40,500        105,243
                                                  -----------    -----------    -----------
    Total current liabilities                         483,901        490,721        783,329

  Long-term debt                                      251,308        268,284        254,159
  Other long-term liabilities                          75,635         58,618         70,827
  Convertible debt                                          -         97,598         73,953
  Shareholders' equity                                920,450        758,328        817,809
                                                  -----------    -----------    -----------
    Total Liabilities and Shareholders' Equity    $ 1,731,294    $ 1,673,549    $ 2,000,077
                                                  ===========    ===========    ===========

(a) Consolidated results are restated for the merger with Fisher-Price, Inc.
(b) A $14.6 million net credit from Mattel's 1/1/93 adoption of FAS Nos. 109 and 106, offset by an $18.6 million net-of-tax charge related to Fisher-Price's adoption of FAS No. 106.
(c) Share and per share data for the 1993 first quarter reflect the retroactive effect of shares issued pursuant to the Fisher-Price merger and a 5/4 stock split declared in November 1993.
